

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Form 10-KSB for the year ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   DEC-31-1998
<CASH>                                             102,286
<SECURITIES>                                             0
<RECEIVABLES>                                       27,273
<ALLOWANCES>                                             0
<INVENTORY>                                        254,784
<CURRENT-ASSETS>                                   653,866
<PP&E>                                           7,903,133
<DEPRECIATION>                                   2,181,918
<TOTAL-ASSETS>                                  12,238,762 <F1>
<CURRENT-LIABILITIES>                            1,755,627
<BONDS>                                                  0
<PREFERRED-MANDATORY>                            2,200,000 <F2>
<PREFERRED>                                      1,652,985
<COMMON>                                           131,502
<OTHER-SE>                                      36,884,638
<TOTAL-LIABILITY-AND-EQUITY>                    12,790,801 <F1>
<SALES>                                            350,112
<TOTAL-REVENUES>                                   414,396
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 5,785,916
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                 629,296 <F3>
<INCOME-PRETAX>                                 (6,217,281)<F4>
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                    (6,217,281)<F4>
<EPS-PRIMARY>                                        (0.54)
<EPS-DILUTED>                                        (0.54)





<F1>    Includes   <$552,039>    cumulative   foreign   currency   translation
        adjustment, applicable to the net assets of the Canadian joint venture [ Tag # 18 & Tag # 25 ]

<F2>    Represents balance of Series B 7% Convertible Preferred Stock [Tag #21]

<F3>    Interest  expense  includes  $497,603 of amortization of debt discount and expenses, a non-cash item [ Tag # 32 ]

<F4>    Represents  loss available for common  stockholders,  after  deducting
        $406,686 of Preferred Stock dividends, including amortization of discount on the 7% Series B convertible preferred stock of $314,286 [ Tag # 33 & Tag # 39 ]

